                                                                     EXHIBIT 3.1
                         FILE NO. 172659

                                           Submit one original and one true copy
                                                   **Filing Fee (831106) $ 10.00
                                                  **License Fee (831006) $ 10.00

     One or more natural persons of the age of 18 years or more, a domestic or foreign corporation, a partnership or an association may act as incorporators of a corporation by signing and verifying Articles of Incorporation and delivering one original and one true copy of the articles for the corporation to the Corporation Commissioner. The procedure for the formation of business corporations is set forth in ORS 57.030 through 57.331. See ORS 57.331 for the content of the Articles of Incorporation.

                         ARTICLES OF INCORPORATION

     The undersigned natural person(s) of the age of eighteen years or more, a domestic or foreign corporation, a partnership or an association acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation:

ARTICLE I The name of this corporation is PORTLAND BREWING COMPANY (The corporate name must contain the word "Corporation", "Company'", "Incorporated" or "Limited" or an abbreviation of one of such words) and its duration shall be PERPETUITY

ARTICLE II  The purpose  or purposes for which the corporation is organized are:

THE CORPORATION MAY ENGAGE IN ANY LAWFUL ACTIVITY FOR WHICH CORPORATIONS MAY BE ORGANIZED UNDER ORS CHAPTER 57. IN ADDITION THIS CORPORATION WILL BREW DISTRIBUTE AND SELL BEER AND ALE.

(It is not necessary to set forth in the Articles any of the corporate powers enumerated in ORS 57.030 and 573035. It is sufficient to state, either alone or with other purposes, "That the corporation may engage in any lawful activity for which corporations may be organized under ORS Chapter 57"; however, it is desirable to state the primary purpose of the corporation in conjunction with such statement.)

ARTICLE III The aggregate number of shares which the corporation shall have authority to issue is

30 SHARES OF STOCK. COMMON STOCK VALUE AT $50.00 PER SHARE WITH TOTAL AUTHORIZED OF $1,500.00.

(Insert statement as to par value of such shares or a statement that all of such shares are to be without par value. If there is more than one class of stock, insert a statement as to the preference, limitations and relative rights of each class)

ARTICLE IV  The address of the initial registered office of the corporation is


5019 SW LOWELL   PORTLAND, OR  97221

and the name of its initial registered agent at such address is ARTHUR E.
LARRANCE

ARTICLE V The number of directors constituting the initial board of directors of the corporation is THREE and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

      Name                                    Address
- ----------------------        -------------------------------------------
FREDERICK L. BOWMAN           9965 SW 96TH  BEAVERTON, OR  97005
JIM GOODWIN                   2534 N. PORTLAND BLVD PORTLAND, OR   97227
ARTHUR E. LARRANCE            5019 SW LOWELL  PORTLAND, OR  97221

ARTICLE VI  The name and address of each incorporator is:

      Name                          Address
- --------------------          ------------------------------------------
FREDERICK L. BOWMAN           9965 SW 96TH  BEAVERTON, OR  97005
JIM GOODWIN                   2534 N. PORTLAND BLVD PORTLAND, OR   97227
ARTHUR E. LARRANCE            5019 SW LOWELL  PORTLAND, OR  97221

ARTICLE VII (Provisions for regulation of internal affairs of the corporation as may be appropriate.)

THE PROVISIONS FOR REGULATION OF INTERNAL AFFAIRS HAVE NOT BEEN DETERMINED.

     We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.

 /s/ Arthur E. Larrance                  /s/ Jim Goodwin
- ----------------------------------    --------------------------------------

 /s/ Frederick L. Bowman
- ----------------------------------


Dated  November 9, 1983.

     **Submit one original and one true copy of articles with filing and license fees as listed below. One original means one copy MUST have original signatures-the true copy may be a Xerox copy.

If authorized
shares exceed   But do not exceed   Filing Fee     License Fee    Total Fees
$      0               $    5,000       $ 10        $  10          $  20
   5,000                   10,000         15           15             30
  10,000                   25,000         20           20             40
  25,000                   50,000         30           30             60
  50,000                  100,000         50           50            100
 100,000                  250,000         75           75            150
 250,000                  500,000        100          100            200
 500,000                1,000,000        125          125            250

If the authorized shares exceed $1,000,000, a $200 license fee and a $200 filing fee-totaling $400.

To determine the amount of organization fee payable by a corporation having stock without par value, but for no other purpose, such shares of stock shall be deemed equivalent to shares having a par value of $10 each.

File with Corporation Commissioner, Commerce Bldg., 158 12th St.,    E., Salem,
Oregon 97310

                                ARTICLES OF AMENDMENT

                                        OF

                             PORTLAND BREWING COMPANY

Pursuant to ORS 57.360 (1), the undersigned corporation executes the following Articles of Amendment to its Articles of Incorporation:

                                       I

The name of the corporation is Portland Brewing Company.

                                      II

The following amendment of the Articles of Incorporation was adopted by the shareholders on December 18, 1984:

"RESOLVED, that Article III of the Articles of Incorporation is amended to read as follows:

                                 "ARTICLE III

The aggregate number of shares which the corporation shall have the authority to issue is 20,000 shares of common stock, with a par value of $.25 per share.'"

                                       III

The total number of shares outstanding at the time of the adoption of this amendment was 16 and the number of shares entitled to vote thereon was 16. The number of shares voted for such amendment was 16 and the number of shares voted against such amendment was zero.

                                       IV

Each outstanding share with no par value is split up and converted into 200 shares with a par value of $.25 per share.

                                       V

Such amendment effects no change in the amount of stated capital.

Page 1 - ARTICLES OF AMENDMENT

     WE, THE UNDERSIGNED, declare under the penalties of perjury that we have examined the foregoing Articles of Amendment and, to the best of our knowledge and belief, it is true, correct and complete.

     Dated December 18, 1984.

                                           PORTLAND BREWING COMPANY


                                           By   /s/ Frederick L. Bowman
                                                -------------------------
                                               Frederick L. Bowman, President


                                            By   /s/ Arthur E. Larrance
                                                -------------------------
                                              Arthur E. Larrance, Secretary

Submit the Original
And One True Copy
No Fee Required

                                   STATE OF OREGON
                                 CORPORATE DIVISION
                                 158 12th Street NE
                                   Salem, OR 97310

Registry Number:
172659-19
- ------------
(If known)

                                   ARTICLES OF AMENDMENT
                                By Directors or Shareholders

                         PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.   Name of the corporation prior to amendment:
     PORTLAND BREWING COMPANY

2. State the article number(s) and set forth the article(s) as it is amended to read. (Attach additional sheets, if necessary.)

     Add new Article VII (see attached)

3. The amendment was adopted on October 11, 1988. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

     Check the one appropriate statement:
     / / Shareholder action was not required to adopt the amendment(s). The amendment was adopted by the board of directors without shareholder action.

     / / Shareholder action was required to adopt the amendment(s). The shareholder vote as follows:

- -------------------------------------------------------------------------------------------------------
Class or Series of        Number of Shares       Number of Votes    Number of Votes     Number of Votes
       Shares               Outstanding        Entitled to be Cast    Cast For           Cast Against
- -------------------------------------------------------------------------------------------------------
Common                         11,000                11,000             8,400                0
- -------------------------------------------------------------------------------------------------------

5.   Other provisions, if applicable (Attach additional sheets, if necessary).

Execution:  /s/ Arthur E. Larrance    Arthur E. Larrance  Secretary
            -------------------------------------------------------
               Signature                Printed Name        Title


Person to contact about this filing:  Delbert A. Weaver        222-9981
                                      --------------------------------------
                                       Name             Daytime Phone Number

Submit the original and a true copy to the Corporation Division, 158 12th Street NE, Salem, Oregon 97310. There is no fee required. If you have question, please call (503) 378-4166.


                                         Article VII

     "A Director of the Corporation shall not be liable to the corporation or its stockholders for money damages for conduct as a Director except liability arising from (1) any breach of the Directors' duty of loyalty to the Corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law: (3) any unlawful distribution under the Oregon Business Corporation Act, or (4) any transaction in which the director derives any improper personal benefit."

Submit the Original
And One True Copy
No Fee Required

                                          STATE OF OREGON
                                        CORPORATE DIVISION
                                         158 12th Street NE
                                          Salem, OR 97310
Registry Number:
172659-19
- ----------
(If known)

                                      ARTICLES OF AMENDMENT
                                    By Directors or Shareholders

                             PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.   Name of the corporation prior to amendment:
     PORTLAND BREWING COMPANY

2. State the article number(s) and set forth the article(s) as it is amended to read. (Attach additional sheets, if necessary.)
     Add new Article VII (see attached)

3. The amendment was adopted on March 11, 1992. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4. Shareholder action WAS required to adopt the amendment(s). The shareholder vote was as follows:

- ----------------------------------------------------------------------------------------------------
Class or Series of      Number of Shares     Number of Votes      Number of Votes    Number of Votes
      Shares               Outstanding      Entitled to be Cast        Cast For        Cast Against
- ----------------------------------------------------------------------------------------------------
Common                     26,000               26,000                   21,496            0
- ----------------------------------------------------------------------------------------------------

5.   / /   Shareholder action WAS NOT required to adopt the amendment(s).  The amendment(s) was adopted by the board of directors without shareholder action.

Execution:  /s/ Charles A. Adams   Charles A. Adams    President
            ------------------------------------------------------------------
                Signature           Printed Name         Title

Person to contact about this filing: Mark A. Stayer      (503) 222-9981
                                     -----------------------------------------
                                          Name         Daytime Phone Number

Make checks payable to the Corporation Division. Submit the completed form and fee to: Corporation Division, Business Registry, 158 12th Street NE, Salem, Oregon 97310-0210.

                                      EXHIBIT A
1.  Article III of the Articles of Incorporation is amended to read as follows:

                                       ARTICLE III
     The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000 shares of common stock, without par value.

2.  Article VIII is added to the Articles of Incorporation and reads as follows:

                                      ARTICLE VIII
     The Corporation elects to waive preemptive rights and the shareholders of the Corporation shall not have a preemptive right to acquire the corporation's unissued shares.

REGISTRY NO. 172659-19

                                    ARTICLES OF AMENDMENT TO
                                 ARTICLES OF INCORPORATION OF
                                    PORTLAND BREWING COMPANY


     Pursuant to ORS 60.437, PORLAND BREWING COMPANY hereby submits for filing the following Articles of Amendment to its Articles of Incorporation:

     1.   The name of the corporation is PORTLAND BREWING COMPANY.

     2. The Articles of Incorporation are amended by amending ARTICLE III so that said article, as amended, reads in its entirety:

                                      "ARTICLE III

          The aggregate number of shares which the corporation shall have authority to issue is five million (5,000,000) shares of common stock, without par value."

     3. Shareholder action was required to adopt the amendment. The corporation's only class of outstanding stock is common stock. The total number of shares outstanding and votes entitled to be cast by the voting group of the corporation are 1,101,680. The total number of votes cast for this amendment was 629,568; the total number of votes cast against this amendment was 44,649.




     4.   The amendment was adopted on November 8, 1994.

                              PORTLAND BREWING COMPANY



                              By:       /s/ Charles A. Adams
                                 -----------------------------------
                                   Charles A. Adams, President


Person to contact about this filing:

Brendan R. McDonnell, Esq.
Daytime Phone:  (503) 778-2182

                                 ARTICLES OF AMENDMENT TO
                               ARTICLES OF INCORPORATION OF
                                 PORTLAND BREWING COMPANY

     Pursuant to ORS 60.437, PORTLAND BREWING COMPANY hereby submits for filing the following Articles of Amendment to its Articles of Incorporation:

     1. The name of the corporation is PORTLAND BREWING COMPANY (the "Corporation").

     2. The Articles of Incorporation are amended by amending ARTICLE III so that said Article, as amended, is in the form attached hereto as Exhibit A.

     3. Shareholder action was required to adopt the Amendment. The Corporation's only class of outstanding stock is common stock. The total number of shares outstanding and votes entitled to be cast by the voting group of the Corporation are 2,069,397. The total number of votes cast for this Amendment was 1,036,892; the total number of votes cast against this Amendment was 90,074; and the total number of votes abstaining on this Amendment was 39,200.

     4.   The Amendment was adopted on April 30,1996.


                              PORTLAND BREWING COMPANY



                              By:    /s/ Charles A. Adams
                                     -------------------------------------
                                     Charles A. Adams, President


Person to contact about this filing:

Brendan R. McDonnell, Esq.
Daytime Phone:  (503) 778-2182

                                        EXHIBIT A

                                       ARTICLE III
                                    AUTHORIZED SHARES

     3.01 COMMON AND PREFERRED STOCK

     A. The aggregate number of shares that the Corporation shall have authority to issue is Five Million (5,000,000) shares of common stock and One Hundred Thousand (100,000) shares of preferred stock.

     B. The preferred stock may be issued in one or more series at such time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated to distinguish its shares from the shares of all other series and classes. All shares of a series of preferred stock shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the articles of amendment adopted by the board of directors creating the series, of those of other series of the same class. Except as otherwise provided in these articles of incorporation, different series of preferred stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     C. Subject to the foregoing, the board of directors is expressly authorized to provide for the issuance of all or any shares of the preferred stock in one or more series, each with such preferences, limitations and relative rights as shall be stated in the articles of amendment adopted by the board of directors to create such series and filed with the Oregon Secretary of State in accordance with the Oregon Business Corporation Act. The authority of the board of directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may (1) have special, conditional, or limited voting rights, or no voting rights; (2) be redeemable or convertible (a) at the option of the Corporation, the shareholder, or another person on the occurrence of a designated event, (b) for cash, indebtedness, securities, or other property, or (c) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events; (3) entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative; and (4) have preference over any other classes or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation; all as the board of directors may deem advisable and as are not inconsistent with the Oregon Business Corporation Act and the provisions of these articles of incorporation.

     3.02 RIGHTS OF COMMON STOCK. Subject to provisions governing preferred stock that may from time to time come into existence, the holders of the common stock shall have unlimited voting rights and the unlimited right to receive the net assets of the Corporation upon dissolution.

     3.03 VOTING OF COMMON STOCK. Except as otherwise required by law, each outstanding share of common stock is entitled to one vote on each matter voted on at a shareholders' meeting, and each outstanding share of preferred stock is entitled to such vote or votes, if any, as fixed by the board of directors in the articles of amendment filed pursuant to paragraph B of provision 3.01 above.